UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 29, 2014

 Echo Therapeutics, Inc.
 (Exact name of Company as specified in its charter)

Delaware	000-23017	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Penn Center 1628 JFK Blvd., Suite 300 Philadelphia, PA		19103
(Address of principal executive offices)		(Zip Code)

Company’s telephone number, including area code: (215) 717-4100

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

As previously announced by Echo Therapeutics, Inc. (the “Company”), the Company and Medical Technologies Innovation Asia, Ltd. (“MTIA”) entered into a Securities Purchase Agreement with MTIA and Beijing Sino Tau Shang Pin Tech and Development Corp. (“MTIA Affiliate”, and together with MTIA, the “Purchasers”) (the “Securities Purchase Agreement”).  MTIA was introduced to the Company by Platinum-Montaur Life Sciences, LLC.

Under the Securities Purchase Agreement, the Purchasers purchased a total of 1,818,182 shares of the Company’s Common Stock at $2.75 per share.  Of the total shares of Common Stock purchased, MTIA purchased 618,182 shares and MTIA Affiliate purchased 1,200,000 shares.  The Purchasers also received 181,818 warrants, having a five-year term and an exercise price of $2.75.  Of the total warrants received, 61,818 warrants were allocated to MTIA and 120,000 warrants were allocated to MTIA Affiliate.  On December 12, 2013, the parties extended the due date of receipt of the purchase proceeds from December 12, 2013 until December 23, 2013 due to administrative issues that the Purchasers encountered in transferring funds to the Company.  On December 23, 2013, the parties further extended the due date of receipt of the purchase proceeds for the 618,182 shares and related warrants from MTIA until January 31, 2014.  The parties also agreed that, on or prior to Friday, January 31, 2014, the parties would enter into an amendment to the Securities Purchase Agreement whereby MTIA would purchase and pay for the 1,200,000 shares of Echo stock and related warrants that were to be purchased by MTIA Affiliate no later than March 10, 2014.

Due to continued difficulties in transferring funds from MTIA to the Company as a result of Hong Kong banking rules and regulations, on January 29, 2014, the Company, MTIA and MTIA Affiliate entered into an Amendment to Securities Purchase Agreement and License, Development and Commercialization Agreement dated as of January 30, 2014 (the “Amendment”) whereby MTIA Affiliate was removed as a purchaser, and MTIA agreed to purchase stock and warrants in three tranches, pursuant to the Stock Purchase Agreement (the “Amendment”).  The Amendment provides that MTIA shall purchase (i) 181,818 shares of stock and 18,182 warrants for a purchase price of $500,000 on January 31, 2014 (the “First Closing”); (ii) 436,364 shares of stock and 43,636 warrants to purchase common stock for a purchase price of $1,200,000 on February 20, 2014 (the “Second Closing”); and (iii) up to 1,200,000 shares of stock and 120,000 warrants for a purchase price of up to $3,300,000 on March 10, 2014 (the “Third Closing”).  MTIA will purchase securities in the Third Closing to bring its ownership in the Company up to 9.99% of the outstanding capital stock of the Company on the date of the Third Closing.

In addition, the Amendment modifies the Stock Purchase Agreement to provide that, only upon receipt of funds from MTIA for each of the First Closing, Second Closing and Third Closing will the Company allow an individual designated by MTIA to attend meetings of the Board of Directors of the Company as an observer until the date of the 2015 annual meeting of stockholders.

The Amendment also amends the License, Development and Commercialization Agreement entered into by the Company and MTIA on December 9, 2013 (the “License Agreement”) to provide that the Company is not required to commence its obligations under the License Agreement, including the transfer of any technology or other documents, products or information to MTIA, until the Company has received the proceeds from the First Closing, Second Closing and Third Closing.

Finally, the Amendment states that the Company has the right to terminate the Securities Purchase Agreement, as amended, and the License Agreement, as amended, if MTIA does not pay to the Company the proceeds for each of the First Closing, the Second Closing and the Third Closing in a timely manner.  Except as set forth in the Amendment, all other provisions of the Securities Purchase Agreement and License Agreement remain in effect.

Although the Amendment provides that the Company must receive funds from MTIA for the First Closing no later than January 31, 2014, the Company is currently in the process of accepting funds for the First Closing over a period of approximately two weeks in order to accommodate bank closures during the Chinese New Year and restrictions that MTIA has encountered in transferring funds in excess of $60,000 per day to the Company.  The Company has confirmed receipt of a portion of the funds and continues to work closely with MTIA to ensure that the remainder of the funds for the First Closing are being sent in accordance with the process agreed upon by the Company and MTIA.

The statements in this report that are not historical facts, including the amendment of the Securities Purchase Agreement and the License Agreement, may constitute forward-looking statements that are based on current expectations and are subject to risks and uncertainties that could cause actual future results to differ materially from those expressed or implied by such statements. Those risks and uncertainties include, but are not limited to, risks related to regulatory approvals and the success of the Company’s ongoing studies, including the safety and efficacy of the Company’s Symphony CGM System, the failure of future development and preliminary marketing efforts related to Echo's Symphony CGM System, the Company’s ability to secure additional commercial partnering arrangements, risks and uncertainties relating to the Company’s and its partners' ability to develop, market and sell the Symphony CGM System, the availability of substantial additional equity or debt capital to support its research, development and product commercialization activities, and the success of its research, development, regulatory approval, marketing and distribution plans and strategies, including those plans and strategies related to its Symphony CGM System. These and other risks and uncertainties are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2012, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Echo undertakes no obligation to publicly update or revise any forward-looking statements.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: February 4, 2014	By: /s/ Robert F. Doman
Robert F. Doman
Executive Chairman and Interim Chief Executive Officer